Exhibit 10.3

AMENDMENT NUMBER FOUR

to

AMENDED AND RESTATED 2004 STOCK OPTION PLAN

of

SUPREME INDUSTRIES, INC.

The Amended and Restated 2004 Stock Option Plan (the “Plan”) of Supreme Industries, Inc., a Delaware corporation (the “Company”), was adopted by the Company’s Board of Directors effective as of February 7, 2006.  The Plan has been amended by Amendment Number One thereto dated October 25, 2006, Amendment Number Two thereto dated March 28, 2007, and Amendment Number Three thereto dated March 25, 2008.

Article 9 of the Plan provides that the Board of Directors may, at any time, without the consent of the Participants under the Plan, amend the Plan.

After reviewing the situation, the Board of Directors has determined that the Amendment below can be made by the Board of Directors in accordance with such Article 9 and without the need for shareholder approval of such amendment.

Accordingly, the Board of Directors hereby amends the Plan by deleting Section 2.15 (“Fair Market Value”) and replacing it with the following:

“2.15      “Fair Market Value” means as of a relevant date, if the Common Stock is traded on one or more established markets or exchanges, the closing price of the Common Stock on the primary market or exchange on which the Common Stock is traded on the business day immediately preceding the relevant date, and if the Common Stock is not so traded or the Common Stock does not trade on the business day immediately preceding the relevant date, the value determined in good faith by the Board of Directors using a reasonable valuation method in accordance with the provisions of Section 409A of the Code or Section 422 of the Code, as applicable.  For purposes of valuing Incentive Stock Options, the Fair Market Value of the Common Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.”

DATED to be effective August 25, 2009.

BOARD OF DIRECTORS OF
SUPREME INDUSTRIES, INC.

By:	/s/ Herbert M. Gardner
Herbert M. Gardner, Chairman of the Board